UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2013

ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)
4155 Hopyard Road, Suite 200
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 29, 2013, Ellie Mae, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company voted on the following proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2013 (the “Proxy”):

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors to hold office until the 2016 annual meeting of stockholders or until their successor is elected and has been qualified, or until such director’s earlier death, resignation or removal:

Nominee	For	Withheld	Broker Non-Votes
Carl Buccellato	16,089,485	1,245,174	5,278,819
A. Barr Dolan	16,814,793	519,866	5,278,819
Frank Schultz	16,393,340	941,319	5,278,819

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm. The stockholders ratified, on a non-binding, advisory basis, the selection, by the Audit Committee of the Company’s Board of Directors, of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain
21,796,472	536,335	280,671

Proposal No. 3: Approval on a Non-Binding, Advisory Basis of the Compensation of the Company’s Named Executive Officers. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
15,550,029	1,497,346	287,284	5,278,819

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2013	ELLIE MAE, INC.

By: /s/ Elisa Lee

Name: Elisa Lee
Title: EVP and General Counsel